UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2017
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, Under Armour, Inc. (the “Company”) announced that Patrik Frisk, age 54, will be joining the Company on July 10, 2017, as President and Chief Operating Officer. Mr. Frisk will receive an annual base salary of $1.0 million. He will be eligible to participate in the Company’s annual cash incentive plan for executive officers, with a target award level equal to 100% of his annual base salary. In connection with the commencement of his employment, Mr. Frisk will receive a time-based restricted stock unit award having a grant date fair value of $10.0 million, vesting in equal annual installments over a 5-year period. In addition, he will receive a performance-based restricted stock unit award with vesting conditioned on the Company’s achievement of future performance targets and continued employment with the Company. The performance-based restricted stock units will have a grant date fair value of $5.0 million. If Mr. Frisk is terminated by the Company without cause or resigns for good reason during the first three years of his employment, he will be entitled to receive severance equal to 24-months of his base salary, and thereafter he will be entitled to severance equal to 12-months of his base salary, plus continuation of medical benefits during the severance period. Mr. Frisk will also be eligible to participate in other benefit plans consistent with other executives of a similar level. Mr. Frisk will report directly to Kevin. Plank, the Company’s Chairman and Chief Executive Officer, who will no longer hold the title of President.

A copy of the Company’s press release announcing Mr. Frisk’s appointment and other organizational changes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2017, the Company’s Board of Directors approved amendments to the Company’s Bylaws to reflect the fact that the roles of Chief Executive Officer and President will be held by separate individuals. Specifically, the amendments provide that certain powers previously delegated to the Company’s President will now reside with the Chief Executive Officer. These include the power to call a special meeting of the Board of Directors and to provide notice thereof and to accept the resignation of an officer of the Company. The amendments further provide that the Board of Directors will annually elect a Chairman from amongst the directors, and that in the absence of the Chairman at a meeting of the board, the directors will select a director present at the meeting to preside over the meeting, rather than the President. In addition, the amendments provide that the Chairman shall preside at all meetings of stockholders when present, followed by the Chief Executive Officer, and then followed by the President. Lastly, the amendments provide that the Chief Executive Officer may sign stock certificates.

The amendments become effective on July 10, 2017.

The foregoing summary of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.01	Under Armour, Inc., Third Amended and Restated Bylaws.
99.1	Under Armour, Inc. press release dated June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 27, 2017	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary